FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2015 FIRST QUARTER RESULTS

West Palm Beach, FL – February 13, 2015 – Forward Industries, Inc. (NASDAQ:FORD) (“Forward” or the “Company”), a designer and distributor of custom carry and protective solutions, today announced financial results for its first fiscal quarter ended December 31, 2014.

Forward generated an operating loss of ($1.6) million in the fiscal 2015 first quarter compared to operating income of $0.4 million in the fiscal 2014 first quarter primarily due to increased professional fees and settlement accruals associated with the proxy defense and other legal matters, increased professional fees associated with vetting acquisition targets in connection with prior management’s merger & acquisition strategy, plus a slight decline in gross profit as a result of a decrease in revenues.

Fiscal 2015 First Quarter Financial Results – Compared to the fiscal 2014 first quarter results:

  Net sales decreased $0.5 million, or 8%, to $7.9 million in the fiscal 2015 first quarter from $8.4 million in the fiscal 2014 first quarter due to a $0.9 million decline in sales of Other Products, partially offset by a $0.4 million increase in sales of Diabetic Products.

  Gross profit decreased $0.2 million, or 15%, to $1.6 million in the fiscal 2015 first quarter from $1.8 million in the fiscal 2014 first quarter. As a percentage of sales, gross margin declined to 20% in the fiscal 2015 first quarter, compared to 22% in the fiscal 2014 first quarter. The gross profit decrease was primarily due to the decline in sales.

  Sales and marketing expenses increased $0.1 million, or 11%, to $0.7 million in the fiscal 2015 first quarter compared to $0.6 million in the fiscal 2014 first quarter, due primarily to higher personnel costs as a result of expanding and restructuring the sales and sales support departments, including their respective compensation schemes.

  General and administrative expenses increased $1.6 million, or 188%, to $2.5 million in the fiscal 2015 first quarter from $0.9 million in the fiscal 2014 first quarter due primarily to increased professional fees and settlement accruals associated with the proxy defense and other legal matters, plus increased professional fees associated with vetting acquisition targets in connection with prior management’s merger & acquisition strategy.

  Other (income) expense, net, was $110 thousand of expense in the fiscal 2015 first quarter compared to $25 thousand of expense in the fiscal 2014 first quarter primarily as a result of higher losses on investments in marketable securities and prior year income from the change in the fair market value of warrant liabilities.

  Net loss from continuing operations was ($1.7) million, or ($0.25) per basic and diluted share (after deducting preferred stock dividends and accretion), in the fiscal 2015 first quarter compared to $0.3 million of income, or $0.04 per basic and diluted share, in the fiscal 2014 first quarter.

  Net income from discontinued operations was $0.2 million, or $0.02 per basic and diluted share, in the fiscal 2015 first quarter, compared to negligible income, or $0.00 per basic and diluted share, in the fiscal 2014 first quarter.

Michael Luetkemeyer, Forward's Interim President, commented: “Having served for several weeks now, Forward’s new Board is in the early stages of implementing a strategy that invests in Forward’s future, streamlines its operations and, we expect, will grow its core business. We believe that, working with Forward’s dedicated and talented employees, as well as its customers and suppliers, Forward will remain one of the market leaders in its core business, while seeking to grow organically and realize value on behalf of all stakeholders. Terry Wise, the Board’s Chairman, and I look forward to the challenges that lie ahead and we will report back to you in the near future on our progress."

The tables below are derived from the Company’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission (“SEC”). Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the three months ended December 31, 2014 and 2013. Please also refer to the risk factors applicable to the Company and its business included in its Annual Report on Form 10-K filed with the SEC on December 10, 2014.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities. Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2014 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

Michael Luetkemeyer, Interim President

(561) 465-0030

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)

	Three Months Ended December 31,
	2014	2013

Net sales	$7,943,860	$8,415,477
Cost of goods sold	6,381,439	6,570,277
Gross profit	1,562,421	1,845,200

Operating expenses
Sales and marketing	682,457	616,707
General and administrative	2,470,424	856,516
Total operating expenses	3,152,881	1,473,223
(Loss) income from operations	(1,590,460)	371,977

Other (income) expense:
Interest income	(3,015)	(8,518)
Loss on marketable securities, net	110,001	80,839
Other expense (income), net	3,308	(47,162)
Total other expense, net	110,294	25,159

(Loss) income from continuing operations	(1,700,754)	346,818
Income from discontinued operations, net	198,963	4,609
Net (loss) income	(1,501,791)	351,427
Preferred stock dividends and accretion	(473,694)	(48,898)
Net (loss) income applicable to common equity	$(1,975,485)	$302,529

Net (loss) income	$(1,501,791)	$351,427
Other comprehensive (loss) income:
Translation adjustments	(867)	479
Comprehensive (loss) income	$(1,502,658)	$351,906

Net (loss) income per basic and diluted common shares:
(Loss) income from continuing operations	$(0.25)	$0.04
Income from discontinued operations	0.02	0.00
Net (loss) income per share	$(0.23)	$0.04

Weighted average number of common and common equivalent shares outstanding
Basic	8,443,391	8,160,571
Diluted	8,443,391	8,171,011

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	September 30, 2014
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$4,982,572	$6,477,132
Marketable securities	-	1,051,230
Accounts receivable	6,154,249	6,124,871
Inventories	2,595,050	2,374,837
Prepaid expenses and other current assets	445,117	401,549
Total current assets	14,176,988	16,429,619
Property and equipment, net	105,233	98,990
Other assets	40,962	40,962
Total assets	$14,323,183	$16,569,571

Liabilities and shareholders’ equity

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,105,959	$1,218,541
Due to Forward China	4,593,257	5,215,768
Total current liabilities	5,699,216	6,434,309
Other liabilities	126,507	115,202
Total liabilities	5,825,723	6,549,511
6% Senior convertible preferred stock, par value $0.01 per share; 1,500,000 shares authorized; 648,846 shares issued and outstanding (aggregate liquidation value of $1,287,737 and $1,275,000 as of December 31, 2014 and September 30, 2014, respectively)	1,287,737	833,365

Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; 2,400,000 undesignated:

Series A participating preferred stock, par value $0.01; 100,000 shares authorized; no shares issued and outstanding	-	-

Common stock, par value $0.01 per share; 40,000,000 shares authorized;
8,443,046 and 9,159,796 shares issued; 8,443,046 and 8,453,386 shares outstanding; at December 31, 2014 and September 30, 2014, respectively	84,431	91,598
Additional paid-in capital	17,493,861	18,747,371
Treasury stock, 0 and 706,410 shares at cost at December 31, 2014 and September 30, 2014, respectively	-	(1,260,057)
Accumulated deficit	(10,347,291)	(8,371,806)
Accumulated other comprehensive loss	(21,278)	(20,411)

Total shareholders’ equity	7,209,723	9,186,695

Total liabilities and shareholders’ equity	$14,323,183	$16,569,571